Exhibit 99.1

NEWS


Contacts:

Joshua A. Grass (investors)                     Francesca DeVellis (media)
Manager, Investor and Financial Relations       Vice President
BioMarin Pharmaceutical Inc.                    Feinstein Kean Healthcare
(415) 884-6777                                  (617) 761-6703
jgrass@biomarinpharm.com                        francesca.devellis@fkhealth.com


             BioMarin Announces First Quarter 2003 Financial Results

      Conference Call and Webcast to be Held Today at 1:00 PM ET (1900 CET)

Novato, CA, May 5th, 2003 - BioMarin Pharmaceutical Inc. (Nasdaq and Swiss SWX New Market: BMRN) today announced financial results for its first quarter ended March 31, 2003. The company incurred a loss of $19.7 million ($0.35 per share) in the first quarter of 2003 compared to a loss of $26.6 million ($0.51 per share) in the first quarter of 2002. The company received net proceeds of $87.0 million from financing activities in the first quarter of 2003. BioMarin had $148.6 million in cash, cash equivalents and short-term investments as of March 31, 2003.

Recent Achievements

Fredric D. Price, BioMarin's Chairman and Chief Executive Officer, said "The recent FDA approval of Aldurazyme represents a critical milestone in the development of BioMarin as a company. This accomplishment solidifies our place among an elite group of biotechnology companies that have been able to bring an important product to market while building a valuable pipeline of additional product candidates."

o On April 30th, 2003 BioMarin and Genzyme announced that they received approval from the U.S. Food and Drug Administration to market Aldurazyme(R) (laronidase), in the United States. As a result, BioMarin will receive a $12.1 million milestone payment from its joint venture partner Genzyme Corporation. The companies are also expecting a final response from the European Union (EU) in the second quarter of 2003.

         BioMarin manufactures Aldurazyme in its Novato facility and Genzyme is responsible for sales and marketing of Aldurazyme to physicians who treat patients with MPS I.

o On March 31, 2003 BioMarin announced that it completed its Phase 1a clinical trial of Vibrilase, a topical enzyme product candidate for serious burns. BioMarin is currently enrolling patients in a Phase 1b trial, which it expects to complete in the middle of 2003.

o On March 14, 2003 BioMarin announced positive results from its Phase II open-label study of Aryplase, recombinant human arylsulfatase B, an investigational enzyme replacement therapy for the treatment of mucopolysaccharidosis VI (MPS VI). MPS VI (also known as Maroteaux-Lamy Syndrome) is a debilitating, life-threatening genetic disease, for which no drug therapies are currently available, that is caused by a deficiency of the enzyme arylsulfatase B.

o On February 21, 2003 BioMarin and Genzyme announced that the Committee for Proprietary Medicinal Products (CPMP) of the EU issued a positive opinion on the companies' marketing application for Aldurazyme. The positive CPMP opinion is the final step before formal approval to market Aldurazyme in the 15 countries of the EU. The European Commission generally follows the advice of the CPMP, but it is not obliged to do so.

o In the first quarter of 2003 BioMarin announced the completion of a public offering of 7.5 million shares of common stock to the public at price of $10.00 per share. BioMarin also announced that the underwriters of the offering, UBS Warburg LLC, CIBC World Markets Corp. and SG Cowen Securities Corporation exercised their option to purchase the entire over-allotment option of 1,125,000 shares of common stock at $10.00 per share. Separately, BioMarin completed sales of common stock totaling 500,000 shares at a price of $10.00 per share to Acqua Wellington North American Fund Equities Ltd. under its existing equity facility. The gross proceeds from the follow-on offering, the over-allotment, and the sale of stock through the equity facility totaled $91.25 million.

BioMarin will host a conference call and webcast to discuss first quarter financial results today at 1:00 PM ET (1900 CET). This event can be accessed on the BioMarin website at: http://investor.biomarinpharm.com.

Date: May 5th, 2003
Time: 1:00 PM ET (1900 CET)
U.S. & Canada Toll-free Dial in #: 1-800-915-4836 International Dial in #:
1-973-317-5319 Replay Toll-free Dial in #: 1-800-428-6051 Replay International Dial in #: 1-973-709-2089
Replay Code #: 290620

BioMarin specializes in the development and commercialization of therapeutic enzyme products to treat serious, life-threatening diseases and other conditions.

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: expectations and actions of regulatory authorities, including the European authorities with respect to Aldurazyme and Vibrilase; the final results of past clinical trials of Vibrilase; the expected timing, progress, enrollment and conduct of current and future trials of Vibrilase and the expected payment from Genzyme. These forward- looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: the final analysis of results of past clinical trials; results and timing of current and future clinical trials; enrollment rates of current and future clinical trials, the content and timing of decisions by the European Commission and other regulatory authorities concerning Aldurazyme and Vibrilase; actions by Genzyme; and those factors detailed in BioMarin's filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption "Factors That May Affect Future Results" in BioMarin's 2002 Annual Report on Form 10-K and the factors contained in BioMarin's reports on Forms 10Q and 8K. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

BioMarin's press releases and other company information is available at http://www.biomarinpharm.com. Information on BioMarin's website is not incorporated by reference into this press release.

Aldurazyme is a trademark of BioMarin/Genzyme LLC.  All rights reserved



                          BioMarin Pharmaceutical Inc.
                           Consolidated Balance Sheets
                 (In thousands, except share and per share data)

                                                                           December 31,                 March 31,
                                                                               2002                        2003
                                                                      ------------------------   ------------------------
                                                                      ------------------------   ------------------------
Assets                                                                                                 (unaudited)
Current assets:
   Cash and cash equivalents                                                   $      33,638             $      125,835
   Short-term investments                                                             40,340                     22,743
   Investment in and advances to BioMarin/Genzyme LLC                                  4,955                      5,003
   Other current assets                                                                2,139                      1,214
                                                                     ------------------------   ------------------------
    Total current assets                                                              81,072                    154,795
Property and equipment, net                                                           28,206                     26,338
Other assets                                                                           1,338                      1,984
                                                                      ------------------------   ------------------------
     Total assets                                                              $     110,616              $     183,117
                                                                      ========================   ========================

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable and accrued liabilities                                    $       3,930               $      9,532
   Other current liabilities                                                           2,917                      3,187
                                                                      ------------------------   ------------------------
     Total current liabilities                                                         6,847                     12,719

   Long-term liabilities                                                               5,226                      4,496
                                                                      ------------------------   ------------------------
     Total liabilities                                                                12,073                     17,215
                                                                      ------------------------   ------------------------

Stockholders' equity:
   Common stock, $0.001 par value:  75,000,000
     shares authorized, 53,782,426 and 63,103,286
     shares issued and outstanding December 31,
     2002 and March 31, 2003, respectively                                                54                         63
   Additional paid-in capital                                                        319,038                    406,059
   Warrants                                                                            5,219                      5,219
   Deferred compensation                                                                 (47)                         -
   Notes receivable from stockholders                                                   (468)                      (475)
   Accumulated other comprehensive income                                                327                        299
   Deficit accumulated during the development stage                                 (225,580)                  (245,263)
                                                                      ------------------------   ------------------------
     Total stockholders' equity                                                       98,543                    165,902
                                                                      ------------------------   ------------------------
     Total liabilities and stockholders' equity                                $     110,616              $     183,117
                                                                      ========================   ========================


                          BioMarin Pharmaceutical Inc.
                      Consolidated Statements of Operations
                (In thousands, except per share data, unaudited)


                                                                       Three Months Ended March 31,
                                                                 ------------------------------------------
                                                                 ------------------------------------------
                                                                        2002                   2003

      Revenue from BioMarin/Genzyme LLC                                  $     3,792           $    3,496
                                                                 --------------------    ------------------
      Operating expenses:
          Research and development                                            13,218               17,758
          General and administrative                                           3,926                3,024
          In-process research and development                                 11,223                    -
          Loss of BioMarin /Genzyme LLC                                        2,298                3,257
                                                                 --------------------    ------------------
               Total operating expenses                                       30,665               24,039
                                                                 --------------------    ------------------

      Loss from operations                                                   (26,873)             (20,543)

      Interest income                                                            380                  413

      Interest expense                                                           (91)                (130)
                                                                 -------------------- --------------------

      Net loss from continuing operations                                    (26,584)             (20,260)
      Income (loss) from discontinued operations                                 122                    -
      Gain (loss) on disposal of discontinued operations                        (141)                 577
                                                                 --------------------    ------------------
                                                                 --------------------    ------------------
            Net loss                                                     $   (26,603)         $   (19,683)
                                                                 ====================    ==================

      Net loss per share, basic and diluted:

            Net loss from continuing operations                           $    (0.51)          $    (0.36)
            Gain (loss) on disposal of discontinued
            operations                                                             -                 0.01
                                                                 --------------------    ------------------
            Net loss                                                      $    (0.51)          $    (0.35)
                                                                 ====================    ==================

      Weighted average common shares outstanding                              52,535               56,964
                                                                 ====================    ==================

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